EX-10.40

                                     NU SKIN
                               INTERNATIONAL, INC.

                                       AND

                                BIG PLANET, INC.

                                    LICENSING
                                    AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I      DEFINITIONS....................................................1
         1.1      "Agreement".................................................1
         1.2      "Bonus Payments"............................................2
         1.3      "BP Independent Representative".............................3
         1.4      "BP Sales Compensation Plan"................................3
         1.5      "Business Information"......................................2
         1.6      "Distributor Agreement" ....................................2
         1.7      "Distributor Lists".........................................2
         1.8      "Independent Distributor Network" ..........................2
         1.9      "Independent Representative Agreement"......................2
         1.10     "Licensed Property".........................................3
         1.11     "Net Revenue"...............................................3
         1.12     "NSI Independent Distributor"...............................3
         1.13     "Products"..................................................3
         1.14     "Proprietary Information"...................................3
         1.15     "Territory".................................................4

ARTICLE II     GRANT OF LICENSE AND PARTIAL ASSIGNMENT OF
               OBLIGATIONS; LICENSE FEES......................................4
         2.1      Assignment of Big Planet Independent Representatives........4
         2.2      Grant of License............................................4
         2.3      NSI's Interest in Licensed Property.........................4
         2.4      Recitals of Value of Licensed Property......................5
         2.5      Warranty of Title...........................................5
         2.6      Modifications...............................................5
         2.7      Scope of License............................................5
         2.8      License Fee.................................................5

ARTICLE III    COMPUTATION AND PAYMENT TERMS..................................5
         3.1      Statement of Net Revenues...................................6
         3.2      License Fee.................................................6
         3.3      Records.....................................................6
         3.4      Payments to NSI.............................................6
         3.5      Default Rate................................................6

ARTICLE IV     CERTAIN OBLIGATIONS OF THE PARTIES UNDER
               THE AGREEMENT..................................................7
         4.1      Certain Obligations, Rights and Duties of NSI...............7
         4.2      Certain Obligations, Rights and Duties of BP................7

ARTICLE V      GOVERNMENTAL APPROVALS, LAWS AND REGULATIONS...................7
         5.1      Compliance with Laws........................................7
         5.2      Compliance with Licensed Property...........................8

ARTICLE VI     TERM AND TERMINATION...........................................8
         6.1      Term and Termination........................................8

         6.2      Termination for Cause.......................................8
         6.3      Termination for Insolvency..................................8
         6.4      Survival of Obligations.....................................9
         6.5      Reversion of Rights.........................................9

ARTICLE VII    INFRINGEMENT; INDEMNIFICATION..................................9

ARTICLE VIII   NATURE OF RELATIONSHIP........................................10

ARTICLE IX     CONFIDENTIALITY...............................................10

ARTICLE X      MISCELLANEOUS.................................................11
        10.1      Assignment.................................................11
        10.2      Force Majeure..............................................11
        10.3      Governing Law and Dispute Resolution.......................11
        10.4      Waiver and Delay...........................................12
        10.5      Notices....................................................12
        10.6      Integrated Contract........................................13
        10.7      Modifications and Amendments...............................13
        10.8      Enforceability.............................................13
        10.9      Counterparts and Headings..................................13

                               LICENSING AGREEMENT

         THIS LICENSING AGREEMENT is effective the 1st day of April, 1998, between Nu Skin International, Inc., a Utah corporation, ("NSI"), and Big Planet, Inc., a Utah corporation ("BP"). NSI and BP may collectively be referred to as the "Parties."

                               W I T N E S S E T H

A. NSI is engaged in the design, production and marketing of products and related sales aids, for multi-national distribution through a network of independent distributors. NSI possesses essential direct selling industry know-how, proprietary information and competitive advantages that BP desires to utilize for its commercial activities.

B. BP desires to make use of such know-how, information and competitive advantages in the United States, Canada and their territories through the licensed use of NSI's Licensed Property (as defined below) to promote the sale of BP's products, services, sales aids and other commercial activities in the direct selling industry.

C. NSI is willing to license to BP certain information pursuant to the terms and conditions of this Licensing Agreement.

         NOW THEREFORE, in consideration of the mutual promises, covenants, and warranties hereinafter set forth and for other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         For the purposes of this Agreement, the following words and terms shall have the meaning assigned to them in this Article I:

         1.1 "Agreement" shall mean this Licensing Agreement, together with any attached exhibits and schedules, as the same may be modified, amended or revised from time to time pursuant to Section 10.7.

         1.2 "Bonus Payments" shall mean, for any BP Independent Representative, all monetary obligations due to such Representative under the terms of the BP Sales Compensation Plan.

         1.3 "BP Independent Representative" shall mean a person or business entity that has executed a BP Independent Representative Agreement with BP to sell Products as of the effective of this Agreement or during the term of this Agreement.

         1.4 "BP Sales Compensation Plan" shall mean the method BP employs to calculate Bonus Payments earned by BP Independent Representatives.

         1.5 "Business Information" shall mean any information that NSI elects to provide to BP hereunder, including without limitation, any commercial or business information, lists, marketing or customer service methods, marketing surveys, processes, specifications, quality control reports, drawings, photographs, or any other information owned by NSI , whether or not considered proprietary, relating to NSI's network of NSI Independent Distributors, Distributor Lists, NSI's sales compensation plan or other valuable commercial information related to the direct selling industry and NSI.

         1.6 "Distributor Agreement" shall mean, for any NSI Independent Distributors, his/her contract with NSI by which NSI authorizes the NSI Independent Distributor to distribute its products.

         1.7 "Distributor Lists" shall mean any and all individual or accumulated names, addresses, identification numbers, sponsor names and/or similar lists of all present or future NSI Independent Distributors that NSI elects to provide to BP hereunder.

         1.8 "Independent Distributor Network" shall mean the network of NSI Independent Distributors and BP Independent Representatives that executed either a Distributor Agreement or Independent Representative Agreement.

         1.9 "Independent Representative Agreement" shall mean, for any BP Independent Representative, his/her contract with BP by which BP authorizes the BP Independent Representative to distribute BP Products.

         1.10 "Licensed Property" shall mean the Proprietary Information, Distributor Lists and Business Information that NSI elects to provide to BP hereunder.

         1.11 "Net Revenue" or "Net Revenues" shall mean, for any period, the number of Products sold by BP during such period, multiplied by BP's then current selling price to its customers less costs, applicable sales taxes, returns, or refunds reasonably accepted and credited by BP during such period.

         1.12 "NSI Independent Distributors" shall mean a person or business entity that has executed an NSI distributor agreement for the purchase and resale of NSI products.

         1.13 "Products" shall mean those goods, services and sales aids that carry an assigned point value or other fixed amount of compensation under the terms of the BP Sales Compensation Plan.

         1.14 "Proprietary Information" shall mean, without limitation, all information other than information made available to the public or expressly designated by NSI in writing as non-confidential that NSI elects to provide BP hereunder, regardless of the form in which it is disclosed, relating in any way to the following property owned by NSI or which NSI has been licensed to use or sub-license: (1) proprietary technical information; (2) information respecting actual or potential customers or customer contacts and customer sales strategies, names, addresses, phone numbers, identification numbers, database information and its organization, unique business methods; (3) market studies, penetration data, customers, products, contracts, copyrights, computer programs, applications, technical data, licensed technology, patents, inventions, procedures, methods, designs, strategies, plans, liabilities, assets, cost revenues, sales costs, production costs, raw material sources and other market information; (4) other sales and marketing plans, programs and strategies; (5) trade secrets, processes and formulae with respect to manufacturing, assembly, design or processing products and any component, part or manufacture thereof;
(6) profits, organization, employees, agents, representatives, Distributor Lists, suppliers, and services; (7) other business and commercial practices in general relating directly or indirectly to the foregoing; and, (8) computer disks or other records or documents, originals or copies, containing in whole or in part any of the foregoing.

         1.15 "Territory" shall mean the United States of America, Canada and their respective territories.

                                   ARTICLE II
                       GRANT OF LICENSE AND; LICENSE FEES

         2.1 Assignment of Big Planet Independent Representatives. NSI acknowledges that BP and the BP Independent Representatives have executed Independent Representative Agreements that detail the rights, duties and obligations of the parties. In consideration for the licenses granted in this Agreement, Big Planet sells, assigns, and transfers to NSI all its right, title, interest, duties and obligations in and to the Independent Representative Agreements with the BP Independent Representatives. The Big Planet Representatives shall become part of the Independent Distributor Network, which is exclusively owned by NSI and is licensed to BP hereunder, with all concurrent proprietary rights therein.

                  2.1.1 As owner of the BP Independent Representatives, NSI licenses to BP and BP assumes the obligation to perform all of the duties and obligations required under the Independent Representative Agreement with BP Independent Representatives, including the obligation to make commission and bonus payments to the Independent Representatives and BP shall remain liable at all times for such payments on a monthly basis pursuant to the terms of BP's sales compensation plan for BP Independent Representatives.

         2.2 Grant of License. Subject to the terms and conditions of this Agreement, NSI hereby grants to BP a non-exclusive license to use the Licensed Property to sell Products in the Territory; provided that all such uses shall comply in all material respects with the terms of this Agreement and; provided further that BP shall not grant any right, title, use or sublicense to the Licensed Property except as permitted in this Agreement in the ordinary course of business. The license to use the Licensed Property shall be limited to the sale of Products in the Territory. BP agrees not to use the Licensed Property or to conduct business outside of the Territory without the prior written consent of NSI.

         2.3 NSI's Interest in Licensed Property. NSI hereby retains legal title to the Licensed Property for all purposes, including but not limited to, the bringing or defending of any legal action in the Territory which it deems reasonable to protect its rights therein. BP agrees to assist NSI in any reasonable manner to protect NSI's rights in the Licensed Property. NSI shall reimburse BP for any reasonable out-of-pocket costs incurred by BP in providing such assistance.

         2.4 Recitals of Value of Licensed Property. BP recognizes and agrees that NSI has expended considerable time, effort and resources to develop, maintain and enhance the Licensed Property. BP further agrees it will derive a considerable benefit from its use of the Licensed Property in the Territory and from NSI's efforts and expenditures respecting the Licensed Property.

         2.5 Warranty of Title. NSI hereby warrants and represents that it is the sole and exclusive owner of the Licensed Property and that to the best of its knowledge no claim exists or has been made contesting the ownership and title of the Licensed Property.

         2.6 Modifications. BP shall not attempt to modify any or all of the Licensed Property without the express, prior written consent of NSI.

         2.7 Scope of License. During the term of this Agreement, the Licensed Property shall be used by BP to sell or distribute technology products and services, whether hardware or software, that either are, or a function of, telecommunications, paging, internet access, internet service, on-line education, unified communication systems, and internet commerce. Any Products sold by BP shall not directly compete with the existing or planned products, product categories or services of Nu Skin, IDN or Pharmanex ("Nu Skin Products") at the time of BP's introduction of said product or service. If any Product does directly or substantially compete with the Nu Skin Products, then BP may only sell said products or service with the prior written consent of NSI.

         2.8 License Fee. As compensation for the licenses granted pursuant to the terms of this Agreement, BP shall pay to NSI a license fee equal to one percent (1%) of its Net Revenue ("License Fee").

                                   ARTICLE III
                          COMPUTATION AND PAYMENT TERMS

         3.1 Statement of Net Revenues. Within thirty (30) days following the close of each month, BP shall deliver to NSI, by electronic transmission or such other medium as the Parties shall agree to from time to time, a statement of BP's Net Revenues during such month. Upon the written request of NSI, BP shall provide sales reports and such other information as NSI may reasonably request from time to time (the "Detailed Sales Report"), but no more than four times per year.

         3.2 License Fee. The procedures for payment of the License Fee payable hereunder are as follows:

                  3.2.1 Within thirty (30) days following the delivery of the statement of Net Revenues("Payment Date") , BP shall deliver to NSI, the License Fee, as calculated by BP .

                  3.2.2 For purposes of computing the License Fee, Products shall be considered sold when recognized for accounting purposes as a sale by BP based on generally accepted accounting principles.

         3.3 Records. Each Party shall keep complete and accurate records of its compliance with its obligations under this Agreement which shall be open to inspection by authorized representatives of the other Party at any reasonable time during business hours, but no more than once a quarter and so long as the inspection does not interfere with normal business operations.

         3.4 Payments to NSI. Payments made by BP to NSI under this Agreement shall be payable in United States Dollars. Payments shall be made either directly to NSI in immediately available funds by wire transfer to an account designated by NSI or by such other reasonable means of payment acceptable to NSI.

         3.5 Default Rate. Without limiting any of the Parties other rights and remedies under this Agreement, undisputed amounts outstanding under the terms of this Agreement not paid within sixty (60) days from the date due and payable, shall bear interest at the prime interest rate as reported in the western edition of the Wall Street Journal as of the Payment Date plus two percent (2%) for the full period outstanding.

                                   ARTICLE IV
             CERTAIN OBLIGATIONS OF THE PARTIES UNDER THE AGREEMENT

         4.1 Certain Obligations, Rights and Duties of NSI. NSI agrees that, in addition to its other obligations under this Agreement, NSI will maintain and provide support for the services provided by NSI pursuant to the Management Services Agreement between the Parties effective as of April 1, 1998. NSI agrees, among other things: (1) to maintain a computer system, including hardware, software, data links, computer peripherals, printers, etc. to adequately fulfill NSI's obligations hereunder; (2) to provide necessary training and support to BP relating to the BP Independent Representatives, including information relating to training methods, motivational strategies, convention and event planning, technical policies and procedure knowledge, etc;
(3) to maintain any record or any other information related to Bonus Payments that BP may reasonably request; and (4) to perform any other function or provide the necessary support to comply with the terms of this Agreement.

         4.2 Certain Obligations, Rights and Duties of BP. In addition to its other obligations under this Agreement BP agrees, among other things: (1) to maintain, at its sole cost and expense, such facilities and places of business within the Territory necessary to effect the purposes and intentions of this Agreement and to bear all costs and expenses it incurs in the negotiation, memorialization, execution and performance of all leases, rentals, equipment, salaries, taxes, licenses, insurance, permits, telephone, telegraph, promotional, advertising, travel, accounting, legal and such similar expenses, relating to the business of BP, unless otherwise agreed to in writing by the Parties; (2) to manage its business affairs in such a reasonable manner that the reputation of NSI is not materially damaged; (3) to employ commercially reasonable efforts to comply with all applicable laws and industry standards; and (4) to employ commercially reasonable efforts to monitor and supervise the activities of BP Independent Representatives.

                                    ARTICLE V
                  GOVERNMENTAL APPROVALS, LAWS AND REGULATIONS

         5.1 Compliance with Laws. Each party agrees to refrain from any action that will cause the other party to be in violation of any applicable law, regulation, or ordinance of any jurisdiction in the Territory or elsewhere or any international convention or bilateral or multilateral treaty to which the United States is a signatory, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Export Control Laws, and the U.S. Anti-Boycott laws.

         5.2 Compliance of Licensed Property. NSI agrees to take, or cause to be taken, at its sole cost and expense, all actions necessary to ensure the compliance of the Licensed Property with applicable laws, regulations and ordinances in the Territory, provided, however, BP is responsible for compliance with all laws, regulations and ordinances applicable to BP. NSI agrees to keep BP informed of its progress in obtaining all such government approvals.

                                   ARTICLE VI
                              TERM AND TERMINATION

         6.1 Term. NSI grants to BP a perpetual license which shall commence on the effective date of April 1, 1998. BP shall pay NSI a monthly License Fee that will allow it to retain a perpetual license or until it is terminated as set forth in this Section 6. Upon termination of the Agreement, the obligation to pay the License Fee shall terminate.

         6.2 Termination for Cause. In the event that either party hereto materially or repeatedly defaults on the performance of any of its duties or obligations under this Agreement, which default shall not be substantially cured within sixty (60) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement as of a date specified in such notice of Termination.

         6.3 Termination for Insolvency. In the event that either party hereto becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar action, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement as to the composition, extension, or readjustment of all or substantially all of its obligations, then the other party hereto may, by giving written notice to such party, terminate this Agreement as of a date specified in such notice of termination.

         6.4 Survival of Obligations. The obligations of the Parties to pay any sums which are due and payable as of the expiration or termination of this Agreement and their obligation under Section Article VII and Article IX hereof shall survive the expiration or termination of this Agreement. If the date of termination is prior to the expiration of the Initial Term or a succeeding term, BP shall only be obligated to pay monies due as of the date of termination and not the remainder of any term.

         6.5 Reversion of Rights. Upon termination of this Agreement, all rights and licenses herein granted to BP shall immediately cease and shall revert to NSI, and BP shall cease using any Licensed Property or representing to any third party that it has any right in or to Licensed Property.

                                   ARTICLE VII
                          INFRINGEMENT; INDEMNIFICATION

         NSI hereby represents and warrants that, as of the date hereof, there are no infringement or misappropriation suits pending or filed or, to its knowledge, threatened against NSI within the Territory that relate to the Licensed Property and NSI is not presently aware of any such infringement or misappropriation. NSI shall indemnify and hold BP harmless from and against all claims, actions, suits, proceedings, losses, liabilities, costs, damages and attorneys' fees in respect of a third party claim alleging infringement or misappropriation by BP in respect of its use of the Licensed Property in the Territory; provided that BP shall give NSI prompt written notice of any claim, action, suit or proceeding and without limiting the generality of Section 2.3 hereof, shall cooperate with NSI in the defense of any such claim, action, suit or proceeding. NSI shall have the right to select counsel in any such claim, action, suit or proceeding. In the event that any such claim, action or proceeding is successful, NSI shall use reasonable efforts to make such changes in the Licensed Property to permit BP to continue to make use of the Licensed Property free and clear of all infringement and misappropriation. BP shall give NSI prompt written notice of any infringement or misappropriation of the Licensed Property by any third party. NSI shall have the sole right to initiate any and all legal proceedings against any such third party and, without limiting the generality of Section 2.3 hereof; BP shall cooperate with NSI in the pursuit of any such proceeding. NSI shall retain any damage award obtained from such third party. If NSI elects not to pursue any infringement, BP shall have the right to do so at its own expense and shall retain any damage award obtained from any third party.

                                  ARTICLE VIII
                             NATURE OF RELATIONSHIP

The relationship of BP and NSI shall be and at all times remain, respectively, that of Licensee and Licensor. Nothing contained or implied in this Agreement shall be construed to constitute either party as the legal representative or agent of the other or to constitute or construe the Parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. Neither party is authorized to conclude any contract or agreement or make any commitment, representation or warranty that binds the other or otherwise act in the name of or on behalf of the other.

                                   ARTICLE IX
                                 CONFIDENTIALITY

All confidential information or other non-public or proprietary business or technical information owned or used by NSI or BP and supplied to or acquired by the other whether in oral or written form (the "Confidential Information") shall be supplied and acquired in confidence and shall be solely for the use of the receiving party pursuant to this Agreement and such party shall keep the Confidential Information confidential and shall not disclose the same, at any time during the term of this Agreement or after its termination, except to its employees, or its affiliates or its affiliates' employees for the purposes of its business in accordance with this Agreement and except as may be required by law; provided that if the receiving party determines that a disclosure is required by law, the receiving party shall notify the disclosing party in order to give the disclosing party an opportunity to seek an injunction or otherwise attempt to keep the Confidential Information confidential. The receiving party shall, at the request of the disclosing party, destroy or return the Confidential Information without retaining copies if, as and when this Agreement is terminated or expires. For purposes of this Agreement, the term "Confidential Information" shall not include information or documents that (i) become generally available to the public other than as a result of a disclosure by the receiving party, (ii) were otherwise lawfully available to the receiving party, or (iii) were generated independently by the receiving party. The provisions of this Article shall survive termination of this Agreement for a period of five
(5) years.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Assignment. This Agreement shall be binding on and inure to the benefit of the heirs, successors, assigns and beneficiaries of the Parties; provided that neither party may assign this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party, which shall not be unreasonably withheld. Any such attempted assignment, without the written consent provided herein, shall be void and unenforceable.

         10.2 Force Majeure. The Parties shall not be responsible for failure to perform hereunder due to force majeure, which shall include, but not be limited to: fires, floods, riots, strikes, labor disputes, freight embargoes or transportation delays, shortage of labor, inability to secure fuel, material, supplies, equipment or power at reasonable prices or on account of shortage thereof, acts of God or of the public enemy, war or civil disturbances, any existing or future laws, rules, regulations or acts of any government (including any orders, rules or regulations issued by any official or agency or such government) affecting a party that would delay or prohibit performance hereunder, or any cause beyond the reasonable control of a party. If an event of force majeure should occur, the affected party shall promptly give notice thereof to the other party and such affected party shall use its reasonable best efforts to cure or correct any such event of force majeure.

         10.3 Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah. Any action brought to enforce this Agreement must be brought in Utah County, Utah. The parties consent to the personal jurisidiction of said court within the State of Utah and waive any objection to improper venue. In the event of legal action between the parties, reasonable attorney's fees (including inside counsel expenses) shall be awarded to the prevailing party.

         10.4 Waiver and Delay. No waiver by either party of any breach or default in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of the other party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

         10.5 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered by hand, or if communicated by facsimile, cable or similar electronic means to the facsimile number or cable identification number as previously provided by each party to the other, at the time that receipt thereof has been confirmed by return electronic communication or signal that the message has been received, or if mailed, ten (10) days after dispatch by registered airmail, postage prepaid, from any post office addressed as follows:

         If to BP:                  Richard King, President
                                    Big Planet, Inc.
                                    75 West Center Street
                                    Provo, UT  84601
                                    TEL:    (801) 345-1200
                                    FAX:    (801) 345-1299

         If to NSI:                 General Counsel
                                    Nu Skin International, Inc.
                                    75 West Center Street,
                                    Provo, Utah 84601, U.S.A.
                                    TEL:    (801) 345-5000
                                    FAX:    (801) 345-5999

         Either party may change its facsimile number, cable identification number or address by a notice given to the other party in the manner set forth above.

         10.6 Integrated Contract. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understandings (both oral and written) of the Parties.

         10.7 Modifications and Amendments. No supplement, modification or amendment of this Agreement shall be binding unless it is in writing and executed by both of the Parties.

         10.8 Enforceability. To the extent that any provision of this Agreement is (or in the opinion of counsel mutually acceptable to both Parties would be) prohibited, judicially invalidated or otherwise rendered unenforceable in any jurisdiction, such provision shall be deemed ineffective only to the extent of such prohibition, invalidation or unenforceability in that jurisdiction, and only within that jurisdiction. Any prohibited, judicially invalidated or unenforceable provision of this Agreement will not invalidate or render unenforceable any other provision of this Agreement, nor will such provision of this Agreement be invalidated or rendered unenforceable in any other jurisdiction.

         10.9 Counterparts and Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All headings and captions are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

NU SKIN INTERNATIONAL, INC.                 BIG PLANET, INC.

BY:    __________________________           BY:    __________________________
       Steven J. Lund                              Richard W. King
ITS:   President                            ITS:   President